Exhibit 99.1

                        CDEX ANNOUNCES RECORD QUARTER IN
                   VALIMED(TM) SALES/LEASES; CDEX ON PACE FOR
                        ANOTHER RECORD YEAR IN REVENUES

CDEX CEO Malcolm Philips will appear on The 3 Minute Press Show on www.WallSt.net on Monday, April 14, 2008 (http://tv.wallst.net/3-min-press/ 3-min-press.php)

Tucson, Arizona - April 14, 2008 - CDEX Inc. (OTCBB: CEXI) announces record sales/leases of ValiMed(TM) units in its 2nd fiscal quarter ending April 30, 2008. "With the strong market demand and increasing number of hospitals in our customer pipeline both domestically and internationally, we have significantly increased the size of our current production run for ValiMed units," said Tim Shriver, CDEX COO. "We have now ordered all of the major components for 115 Units, allocated for both the national and international markets."

The ValiMed Medication Validation System uses Enhanced Photoemission Spectroscopy to quickly validate high-risk medication admixtures, as well as returned narcotics, to provide an increased level of patient safety. ValiMed compares a medication's spectroscopic signature to the expected signature from the CDEX Medication Signature Library and returns an easy to understand "validated" or "not validated" result, requiring no user interpretation.

"At the annual CDEX Shareholders Meeting, I emphasized that the 2008 goals for ValiMed relate primarily to increased revenue, strengthening our internal marketing arm, establishing strong international distribution channels in the three primary regions of focus and expanding the ValiMed product line to offer attractively priced products to all levels of the health care market", said Malcolm Philips, CDEX CEO. "We are tracking well to these goals. We expect to close the second quarter with ten new sales/leases of ValiMed units. CDEX revenues increased approximately 80% from 2006 to 2007, and we believe will substantially increase in 2008 based on our ValiMed product line alone, not including sales from our Meth Scanner(TM) which we expect to begin next quarter. We are pleased with this increasing number of ValiMed units in the field, which translates into an increasing recurring revenue stream, such as from sale of our patent pending cuvettes used with each ValiMed unit."

About CDEX, Inc.

CDEX Inc. is a technology development company with a current focus on developing and marketing products using chemical detection and validation technologies. At present, CDEX is applying its resources in two distinct areas: (i) identification of substances of concern (e.g., explosives and illegal drugs for homeland security); and (ii) validation of substances for anti-counterfeiting, brand protection and quality assurance (e.g., validation of prescription medication and detection of counterfeit or sub-par products for brand protection). ValiMed(TM) is a CDEX solution for the healthcare market. Corporate headquarters and research and development facilities for CDEX are located in Tucson, Arizona. For more information, visit www.cdexinc.com or contact Malcolm Philips (mphilips@cdex-inc.com) or Cynthia Sampson (csampson@cdex-inc.com) at
520.745.5172 X 210 or 207.

ANY STATEMENTS MADE IN THIS PRESS RELEASE WHICH CONTAIN INFORMATION THAT IS NOT HISTORICAL ARE ESSENTIALLY FORWARD-LOOKING, AS THAT TERM IS DEFINED IN THE FEDERAL SECURITIES LAWS. MANY FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS "EXPECTS," "PLANS," "MAY," "ANTICIPATES," "BELIEVES," "SHOULD," "INTENDS," "ESTIMATES," AND OTHER WORDS OF SIMILAR MEANING. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED AND, CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, THE ABILITY OF THE COMPANY TO RAISE CAPITAL TO FINANCE THE DEVELOPMENT OF ITS PRODUCTS, THE EFFECTIVENESS, PROFITABILITY AND MARKETABILITY OF THOSE PRODUCTS, THE ABILITY OF THE COMPANY TO PROTECT ITS PROPRIETARY INFORMATION, THE ESTABLISHMENT OF AN EFFICIENT CORPORATE OPERATING STRUCTURE AS THE COMPANY GROWS AND, OTHER RISKS DETAILED FROM TIME-TO-TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THERE IS NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS.